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                                                                    EXHIBIT 21.1



SUBSIDIARIES:


The following is a list of the Company's current subsidiaries, all of which are wholly-owned:


                                            ORGANIZED
SUBSIDIARY NAME                             UNDER THE LAWS OF
---------------                             -----------------

VideoServer International Inc.              Massachusetts
VideoServer Foreign Sales Corporation       Barbados
VideoServer Securities Corporation          Massachusetts


The following is a subsidiary of VideoServer International, Inc. which is wholly-owned:


                                            ORGANIZED
SUBSIDIARY NAME                             UNDER THE LAWS OF
---------------                             -----------------

VideoServer Ltd.                            United Kingdom